Exhibit  1
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                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER is made as of the 24th day of
        ---------------------------------------------------------------
                                September, 2001
                                ---------------

AMONG:

          GAMA COMPUTER CORPORATION, a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at Suite 215, 2438 Marine Drive, West Vancouver, British Columbia, V7V 1L2

          ("Gama")

AND:

          BLUEBOOK ACQUISITIONS CORP., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Gama

          (the  "Acquirer")

AND:

          THE BLUEBOOK INTERNATIONAL, INC., a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 25422 Trabuco Road 105-Y, Lake Forest, CA 92630.

          (the  "Company")

AND:

          MARK  A.  JOSIPOVICH,  businessman,  of  The  Bluebook
          International,  Inc., 25422 Trabuco Road 105-Y, Lake Forest,
          CA  92630.

AND:

          DANIEL T. JOSIPOVICH, businessman, of The Bluebook International, Inc., 25422 Trabuco Road 105-Y, Lake Forest, CA 92630.

AND:

          DANIEL E. JOSIPOVICH, businessman, of The Bluebook International, Inc., 25422 Trabuco Road 105-Y, Lake Forest, CA 92630.

AND:


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          DOROTHY  E.  JOSIPOVICH,  businesswoman,  of  The  Bluebook
          International,  Inc., 25422 Trabuco Road 105-Y, Lake Forest,
          CA  92630.

          (Mark A. Josipovich, Daniel T. Josipovich, Jr., Daniel E. Josipovich and Dorothy E. Josipovich being hereinafter referred to as the "Company Shareholders").

AND:

          ANDREW HROMYK, businessman and majority shareholder, of Gama Computer Corporation, (the "Gama Majority Shareholder").


WHEREAS:

A. The Company is engaged in the business of publishing information for the insurance, cleaning, construction, reconstruction, repair and service industries;

B. Gama is a reporting company whose common stock is quoted on the NASD "Bulletin Board" and which is seeking merger or acquisition candidates in order to create value for its shareholders;

C. The respective Boards of Directors of Gama, the Company and the Acquirer deem it advisable and in the best interests of Gama, the Company and the Acquirer that the Company merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada; and

D. It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

E. Andrew Hromyk owns the majority of the equity stock of Gama and is being made a party to this Agreement for the purpose of jointly and severally covenanting to indemnify the Company in the manner hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1  In  this  Agreement  the  following terms will have the following meanings:

     (a) "ACQUISITION SHARES" means the 10,900,000 Gama Shares to be issued to the Company Shareholders at Closing;

     (b)  "AGREEMENT"  means  this  agreement and plan of merger among Gama, the


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          Acquirer,  the Company, the Company Shareholders and the Gama Majority
          Shareholder;

     (c) "AUDITED COMPANY FINANCIAL STATEMENTS" means the audited financial statements of the Sole Proprietor Business for the fiscal year ended December 31, 2000, together with the unqualified auditors' report thereon, true copies of which are to be delivered at Closing pursuant to paragraph 10.2(h) hereof;

     (d) "AUDITED GAMA FINANCIAL STATEMENTS" means the audited financial statements of Gama for the fiscal year ended December 31, 2000, together with the unqualified auditors' report thereon, a true copy of which is attached as Schedule "J" hereto;

     (e) "BUSINESS" means all aspects of the business conducted by the Company or the Sole Proprietor Business, as the case may be, including, without limitation, publishing information for the insurance, clearing, construction, reconstruction, repair and service industries, and all other related activities;

     (f) "CLOSING" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 10 hereof;

     (g) "CLOSING DATE" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

     (h) "COMPANY ACCOUNTS PAYABLE AND LIABILITIES" means all accounts payable and liabilities of the Company and the Sole Proprietor Business due and owing or otherwise constituting a binding obligation of the Company, the Sole Proprietor Business and/or its affiliates (other than a Company Material Contract) as of June 30, 2001 as set forth in Schedule "C" hereto;

     (i) "COMPANY ACCOUNTS RECEIVABLE" means all accounts receivable and other debts owing to the Company and/ or the Sole Proprietor Business as of June 30, 2001 as set forth in Schedule "D" hereto;

     (j) "COMPANY ASSETS" means the undertaking and all the property and assets of the Business of the Company and the Sole Proprietor Business of every kind and description wheresoever situated including, without limitation, the Company Equipment, the Company Inventory, the Company Material Contracts, the Company Accounts Receivable, the Company Cash, the Company Intangible Assets and the Company Goodwill, and all credit cards, charge cards and banking cards issued to the Company;

     (k) "COMPANY BANK ACCOUNTS" means all of the bank accounts, lock boxes and safety deposit boxes of the Company or relating to the Business of the Company as set forth in Schedule "I" hereto;

     (l) "COMPANY CASH" means all cash on hand or on deposit to the credit of the Company on the Closing Date;

     (m)  "COMPANY  EQUIPMENT"  means  all  machinery, equipment, furniture, and


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          furnishings  used  in  the Business of the Company, including, without limitation, the items more particularly described in Schedule "E" hereto;

     (n) "COMPANY FINANCIAL STATEMENTS" means, collectively, the Audited Company Financial Statements and the Quarterly Company Financial Statements, true copies of which are to be delivered at Closing pursuant to paragraph 10.2(h) hereof;

     (o) "COMPANY GOODWILL" means the goodwill of the Business of the Company together with the exclusive right of Gama to represent itself as carrying on the Business of the Company in succession of the Company subject to the terms hereof, and the right to use any words indicating that the Business of the Company is so carried on including the right to use the name "Bluebook International" or any variation thereof as part of the name of or in connection with the Business of the Company or any part thereof carried on or to be carried on by the Company, the right to all corporate, operating and trade names associated with the Business of the Company, or any variations of such names as part of or in connection with the Business of the Company, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Business of the Company, all necessary licenses and authorizations and any other rights used in connection with the Business of the Company;

     (p) "COMPANY INSURANCE POLICIES" means the public liability insurance and insurance against loss or damage to the Company Assets and the Business of the Company as described in Schedule "F" hereto;

     (q) "COMPANY INTANGIBLE ASSETS" means all of the intangible assets of the Company, including, without limitation, the Company Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of the Company;

     (r) "COMPANY INVENTORY" means all inventory and supplies of the Business of the Company and the Sole Proprietor Business as of June 30, 2001 as set forth in Schedule "G" hereto;

     (s) "COMPANY MATERIAL CONTRACTS" means the burden and benefit of and the right, title and interest of the Company in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which the Company is entitled in connection with the Business of the Company whereunder the Company is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "H" hereto;

     (t) "COMPANY SHARES" means all of the issued and outstanding shares of the Company's equity stock;

     (u) "DRAFT COMPANY FINANCIAL STATEMENTS" means the draft audited financial statements of the Sole Proprietor Business for the fiscal year ended December 31, 2000 and the draft unaudited and consolidated financial statements of the Company and the Sole Proprietor Business for the six month period ended June 30, 2001, a true copy of which is attached as Schedule "A" hereto;

     (v) "EFFECTIVE TIME" means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Nevada, which certificate shall provide that the Merger shall become effective upon such filing;

     (w) "EMPLOYMENT AGREEMENTS" means the employment agreements between the Company and each of Mark A. Josipovich and Daniel T. Josipovich to be entered into pursuant to Article 7 hereof substantially in the form attached hereto as Schedule "Q";

     (x) "GAMA ACCOUNTS PAYABLE AND LIABILITIES" means all accounts payable and liabilities of Gama and Acquirer due and owing or otherwise constituting a binding obligation of Gama and/or its affiliates (other than a Gama Material Contract) as of June 30, 2001 as set forth is Schedule "L" hereto;

     (y) "GAMA ACCOUNTS RECEIVABLE" means all accounts receivable and other debts owing to Gama as of June 30, 2001 as set forth in Schedule "M" hereto;

     (z) "GAMA ASSETS" means the undertaking and all the property and assets of the Business of Gama of every kind and description wheresoever situated including, without limitation, Gama Equipment, Gama Material Contracts, Gama Accounts Receivable, Gama Cash, Gama Intangible Assets and Gama Goodwill, and all credit cards, charge cards and banking cards issued to Gama;

     (aa) "GAMA BANK ACCOUNTS" means all of the bank accounts, lock boxes and safety deposit boxes of Gama or relating to the Business of Gama as set forth in Schedule "N" hereto;

     (bb) "GAMA CASH" means all cash on hand or on deposit to the credit of Gama on the Closing Date;

     (cc) "GAMA COMMON SHARES" means the shares of common stock in the capital of Gama;

     (dd) "GAMA CONTROL SHARES' means the 6,487,500 Gama Common Shares owned by Andrew Hromyk;

     (ee) "GAMA EQUIPMENT" means all machinery, equipment, furniture, and furnishings used in the Business of Gama, including, without limitation, the items more particularly described in Schedule "O" hereto;

     (ff) "GAMA FINANCIAL STATEMENTS" means, collectively, the Audited Gama Financial Statements and the Quarterly Gama Financial Statements;

     (gg) "GAMA GOODWILL" means the goodwill of the Business of Gama including the right to all corporate, operating and trade names associated with


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          the Business of Gama, or any variations of such names as part of or in connection with the Business of Gama, all books and records and other information relating to the Business of Gama, all necessary licenses and authorizations and any other rights used in connection with the Business of Gama;

     (hh) "GAMA INTANGIBLE ASSETS" means all of the intangible assets of Gama, including, without limitation, Gama Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Gama (if any);

     (ii) "GAMA MATERIAL CONTRACTS" means the burden and benefit of and the right, title and interest of Gama and/ or Acquirer in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Gama or Acquirer is entitled whereunder Gama and/ or Acquirer is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "P" hereto;

     (jj) "MERGER  CONSIDERATION"  means  the  Acquisition  Shares;

     (kk) "PLACE OF CLOSING" means the offices of Lee, Goddard & Duffy, LLP or such other place as Gama and the Company may mutually agree upon;

     (ll) "PREFERRED SHARES" means the shares of Series A Convertible Preferred Stock in the capital of Gama to be issued in the Private Placement;

     (mm) "PRIVATE PLACEMENT" means the private sale by Gama of 2,000 Preferred Shares at a price of $1,000.00 per Preferred Share;

     (nn) "PROMISSORY NOTE" means the Replacement Promissory Note dated September 15, 2001 by the Company in favor of Daniel E. Josipovich and Dorothy E. Josipovich in the face amount of $1,000,000 to be assigned to Gama at Closing;

     (oo) "QUARTERLY COMPANY FINANCIAL STATEMENTS" means the unaudited consolidated financial statements of the Company and the Sole Proprietor Business for the six month period ended June 30, 2001, true copies of which are to be delivered at Closing pursuant to paragraph 10.2(h) hereof;

     (pp) "QUARTERLY GAMA FINANCIAL STATEMENTS" means the unaudited financial statements of Gama for the six month period ended June 30, 2001, a true copy of which are attached as Schedule "K" hereto;

     (qq) "SOLE PROPRIETOR BUSINESS" means the business conducted by Daniel E. Josipovich and Dorothy E. Josipovich, husband and wife, as sole proprietors under the trade name "The Bluebook" and similar names, the assets of which were sold to the Company pursuant to that certain Amended and Restated Asset Purchase and Sale Agreement, dated as of September 15, 2001.

     (rr) "STATE CORPORATION LAW" means the Business Corporation Law of the State of Nevada;

     (ss) "SUBSCRIPTION AGREEMENTS" means the form of subscription agreements to be used in the Private Placement, having terms substantially as set forth in Schedule "R" attached hereto; and

     (tt) "SURVIVING COMPANY" means the Acquirer following the merger with the Company.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

CAPTIONS  AND  SECTION  NUMBERS

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

SECTION  REFERENCES  AND  SCHEDULES

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information  concerning  the  Company

     Schedule  "A"     Draft Company Financial Statements
     Schedule  "B"     Deleted
     Schedule  "C"     Company Accounts Payable and Liabilities
     Schedule  "D"     Company Accounts Receivable
     Schedule  "E"     Company Equipment
     Schedule  "F"     Company Insurance Policies
     Schedule  "G"     Company Inventory
     Schedule  "H"     Company Material Contracts
     Schedule  "I"     Company Bank Accounts

Information  concerning  Gama

     Schedule  "J"     Audited Gama Financial Statements
     Schedule  "K"     Quarterly Gama Financial Statements
     Schedule  "L"     Gama Accounts Payable and Liabilities
     Schedule  "M"     Gama Accounts Receivable
     Schedule  "N"     Gama Bank Accounts
     Schedule  "O"     Gama Equipment
     Schedule  "P"     Gama Material Contracts

Agreements

     Schedule  "Q"     Employment  Agreements

     Schedule  "R"     Subscription  Agreements

Other

     Schedule  "S"     Share  Ownership  and  Allocation of Merger Consideration
     Schedule  "T"     Confidentiality  Agreement

SEVERABILITY  OF  CLAUSES

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                    ARTICLE 2
                                   THE MERGER

THE  MERGER

2.1 At Closing, the Company shall be merged with and into the Acquirer pursuant to this Agreement and the Plan of Merger and the separate corporate existence of the Company shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

EFFECT  OF  THE  MERGER

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of the Company and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of the Company and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of the Company and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of the Company or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

ARTICLES  OF  INCORPORATION;  BYLAWS;  DIRECTORS  AND  OFFICERS

2.3 The Articles of Incorporation of the Surviving Company from and after the Closing shall be the Articles of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the

Surviving Company and as provided by the State Corporation Law. The Directors of the Company at the Effective Time shall continue to be the Officers of the Surviving Company.

CONVERSION  OF  SECURITIES

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, the Company or the Company Shareholders, the shares of capital stock of each of the Company and the Acquirer shall be converted as follows:

     (a)  Capital  Stock  of  the Acquirer. Each issued and outstanding share of
           -------------------------------
          the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

     (b)  Conversion  of  Company  Shares. Each Company Share that is issued and
          -------------------------------
          outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of Company Shares outstanding immediately prior to Closing. All such Company Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares and the Acquisition Price paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.


ASSIGNMENT  OF  DEBT

2.5 At the Closing, Daniel E. Josipovich and Dorothy E. Josipovich agree to assign to Gama the Promissory Note in settlement of the subscription price for 1,000 Preferred Shares purchased by Daniel E. Josipovich and Dorothy E. Josipovich pursuant to the Private Placement under the terms of the Subscription Agreement.

ADHERENCE  WITH  APPLICABLE  SECURITIES  LAWS

2.6     The  Company  Shareholders agree that they are acquiring the Acquisition
Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares (other than pursuant to an effective Registration Statement under the Securities Act of 1933 (United States), as amended) directly or indirectly unless:

     (a)  the  sale  is  to  Gama;

     (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933 (United States) provided by Rule 144 thereunder; or

     (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933 (United States) or any applicable United States state laws and regulations governing the offer and sale of securities, and the Vendor has furnished to Gama an opinion of counsel to that effect or such other written opinion as may be reasonably required by Gama.

     The Company Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

          NO  SALE,  OFFER  TO  SELL,  OR  TRANSFER  OF  THE  SHARES
          REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE COMPANY SHAREHOLDERS

REPRESENTATIONS  AND  WARRANTIES

3.1 The Company and the Company Shareholders jointly and severally represent and warrant in all material respects to Gama and the Acquirer, with the intent that they will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

THE  COMPANY  -  CORPORATE  STATUS  AND  CAPACITY

     (a)  Incorporation.  The  Company  is  a  corporation duly incorporated and
          -------------
          validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

     (b)  Carrying on Business. The Company carries on business primarily in the
          ----------------------
          State of California and does not carry on any material business activity in any other jurisdiction. The Company has an office in Irvine, California and in no other locations. The nature of the Business of the Company does not require the Company to register or otherwise be qualified to carry on business in any other jurisdiction;

     (c)  Corporate  Capacity. The Company has the corporate power, capacity and
          -------------------
          authority to own the Company Assets, to carry on the Business of the Company and to enter into and complete this Agreement;

THE  COMPANY  -  CAPITALIZATION

     (d)  Authorized  Capital. The authorized capital of the Company consists of
          -------------------
          45,000,000 shares of common stock par value $0.01, 1,250,000 shares of Series A Convertible Preferred Stock par value $0.01 and 3,750,000 shares of Series B Convertible Preferred Stock par value $0.01;

     (e)  Ownership  of Company Shares. The issued and outstanding share capital
          ----------------------------
          of the Company will on Closing consist of 7,083,332 shares (being the Company Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Company Shareholders will be at Closing the registered and beneficial owners of all of the Company Shares. The Company Shareholders own and will on Closing own the Company Shares free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

     (f)  No  Option.  No person, firm or corporation has any agreement, option,
          ----------
          warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of the Company Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

     (g)  No  Restrictions.  There  are no restrictions on the transfer, sale or
          ----------------
          other disposition of the Company Shares contained in the charter documents of the Company or under any agreement;

THE  COMPANY  -  RECORDS  AND  COMPANY  FINANCIAL  STATEMENTS

     (h)  Charter  Documents. The charter documents of the Company have not been
          ------------------
          altered since the incorporation of the Company, except as filed in the record book of the Company;

     (i)  Corporate  Minute Books. The corporate minute books of the Company are
          ------------------------
          complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by the Company which required director or shareholder approval are reflected on the corporate minute books of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

     (j)  Company  Financial  Statements. The Draft Company Financial Statements
          ------------------------------
          present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the respective dates thereof, and the sales and earnings of the Business of the Company and the Sole Proprietor Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied, and the Company Financial Statements, when delivered at or prior to Closing pursuant to paragraph 10.2(h) hereof, will be substantially identical to the Draft Financial Statements and will present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and the Sole Proprietor Business as of the respective dates thereof, and the sales and earnings of the Business of the Company and the Sole Proprietor Business, as the case may be, during the periods covered thereby, in all material respects, and will have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

     (k)  Company  Accounts  Payable  and  Liabilities.  There  are  no material
          --------------------------------------------
          liabilities, contingent or otherwise, of the Company which are not disclosed in Schedule "C" hereto or reflected in the Draft Company Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Draft Company Financial Statements, and the Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of the Company and the Sole Proprietor Business as of June 30, 2001 are described in Schedule "C" hereto;

     (l)  Company  Accounts  Receivable.  All Company Accounts Receivable result
          -----------------------------
          from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Company, any claim by the obligor for set-off or counterclaim;

     (m)  Company  Bank  Accounts.  All  of  the  Company  Bank  Accounts, their
          -----------------------
          location, numbers and the authorized signatories thereto are as set forth in Schedule "I" hereto;

     (n)  No  Debt  to Related Parties. Save and except for the Promissory Note,
          ----------------------------
          the Company is not, and on Closing will not be, materially indebted to the Company Shareholders nor to any family member thereof, nor to any affiliate, director or officer of the Company or the Company Shareholders except accounts payable on account of bona fide business transactions of the Company incurred in normal course of the Company Business, including employment agreements with Company Shareholders, none of which are more than 30 days in arrears;

     (o)  No Related Party Debt to the Company. The Company Shareholders are not
          ------------------------------------
          now indebted to or under any financial obligation to the Company on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

     (p)  No Dividends. No dividends or other distributions on any shares in the
          ------------
          capital of the Company have been made, declared or authorized since the date of the Draft Company Financial Statements;

     (q)  No  Payments.  No  payments  of  any kind have been made or authorized
          ------------
          since the date of the Draft Company Financial Statements to or on behalf of the Company Shareholders or to or on behalf of officers, directors, shareholders or employees of the Company or under any management agreements with the Company, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

     (r)  No  Pension  Plans.  There  are  no  pension,  profit  sharing,  group
          ------------------
          insurance or similar plans or other deferred compensation plans affecting the Company;

     (s)  No  Adverse  Events.  Since  the  date  of the Draft Company Financial
          -------------------
          Statements:

          (i) there has not been any material adverse change in the consolidated financial position or condition of the Company or the Sole Proprietor Business, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially affecting the Company, the Business of the Company or the Company Assets or the Company's right to carry on the Business of the Company, other than changes in the ordinary course of business,

          (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Company, the Business of the Company or the Company Assets,

          (iii) there has not been any material increase in the compensation payable or to become payable by the Company to the Company Shareholders or to any of the Company's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

          (iv) the Business of the Company has been and continues to be carried on in the ordinary course,

          (v) the Company has not waived or surrendered any right of material value,

          (vi) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

          (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

THE  COMPANY  -  INCOME  TAX  MATTERS

     (t)  Tax  Returns.  All  tax returns and reports of the Company required by
          ------------
          law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

     (u)  Current  Taxes.  Adequate  provisions have been made for taxes payable
          --------------
          for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company. The Company is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

THE  COMPANY  -  APPLICABLE  LAWS  AND  LEGAL  MATTERS

     (v)  Licenses.  The  Company  holds  all  licenses  and  permits  as may be
          --------
          requisite for carrying on the Business of the Company in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Company Business;

     (w)  Applicable  Laws.  The  Company  has not been charged with or received
          ----------------
          notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Company, and, to its knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Business of the Company;

     (x)  Pending  or  Threatened Litigation. There is no material litigation or
          ----------------------------------
          administrative or governmental proceeding or enquiry pending or threatened against or relating to the Company, the Business of the Company, or any of the Company Assets, nor does the Company have any knowledge of any deliberate act or omission of the Company that would form any material basis for any such action, proceeding or enquiry;

     (y)  No  Bankruptcy.  The  Company has not made any voluntary assignment or
          --------------
          proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Company and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Company;

     (z)  Labour  Matters.  The Company is not party to any collective agreement
          ---------------
          relating to the Business of the Company with any labour union or other association of employees and no part of the Business of the Company has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Company, has made any attempt in that regard and the Company has no reason to believe that any current employees will leave the Company's employ as a result of this Merger.

     (aa) Finder's  Fees.  The  Company  is  not  party  to  any agreement which
          --------------
          provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

EXECUTION  AND  PERFORMANCE  OF  AGREEMENT

     (bb) Authorization  and  Enforceability. The execution and delivery of this
          ----------------------------------
          Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company;

     (cc) No  Violation  or  Breach.  The  execution  and  performance  of  this
          -------------------------
          Agreement  will  not

          (i) violate the charter documents of the Company or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which the Company, is a party,

          (ii) give any person any right to terminate or cancel any agreement including, without limitation, the Company Material
                    Contracts,  or  any  right or rights enjoyed by the Company,

          (iii) result in any alteration of the Company's obligations under any agreement to which the Company is party including, without limitation, the Company Material Contracts,

          (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Company Assets,

          (v) result in the imposition of any tax liability to the Company relating to the Company Assets or the Company Shares, or

          (vi) violate any court order or decree to which the Company is subject;

THE  COMPANY  ASSETS  -  OWNERSHIP  AND  CONDITION

     (dd) Business  Assets.  The Company Assets comprise all of the property and
          ----------------
          assets of the Business of the Company, and neither the Company Shareholders nor any other person, firm or corporation owns any assets used by the Company in operating the Business of the Company, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "E" or "H" hereto;

     (ee) Title.  The  Company  is the legal and beneficial owner of the Company
          -----
          Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "E" or "H" hereto;

     (ff) No  Option. No person, firm or corporation has any agreement or option
          ----------
          or a right capable of becoming an agreement for the purchase of any of the Company Assets;

     (gg) Company Insurance Policies. The Company maintains the public liability
          --------------------------
          insurance and insurance against loss or damage to the Company Assets and the Business of the Company as described in Schedule "F" hereto;

     (hh) Company  Material  Contracts. The Company Material Contracts listed in
          ----------------------------
          Schedule  "H" constitute all of the material contracts of the Company;

     (ii) No  Default. There has not been any default in any material obligation
          -----------
          of the Company or any other party to be performed under any of the Company Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "H"), and the Company is not aware of any default in the obligations of any other party to any of the Company Material Contracts;

     (jj) No  Compensation  on Termination. There are no agreements, commitments
          --------------------------------
          or understandings relating to severance pay or separation allowances on termination of employment of any employee of the Company. The Company is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

THE  COMPANY  ASSETS  -  COMPANY  EQUIPMENT

     (kk) Company  Equipment.  The  Company  Equipment  has been maintained in a
          ------------------
          manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

THE  COMPANY  ASSETS  -  COMPANY  GOODWILL  AND  OTHER  ASSETS

     (ll) Company  Goodwill.  The Company carries on the Business of the Company
          -----------------
          only under the name "Bluebook International" and variations thereof (including B.E.S.T, B.E.S.T.Net, and The Bluebook) and under no other business or trade names. The Company does not have any knowledge of any infringement by the Company of any patent, trademark, copyright or trade secret;

THE  BUSINESS  OF  THE  COMPANY

     (mm) Maintenance of Business. Since the date of the Draft Company Financial
          -----------------------
          Statements, the Business of the Company and Sole Proprietor Business has been carried on in the ordinary course and the Company has not entered into any material agreement or commitment except in the ordinary course; and

     (nn) Subsidiaries.  The  Company  does  not own any subsidiary and does not
          ------------
          otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

NON-MERGER  AND  SURVIVAL

3.2 The representations and warranties of the Company and the Company Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Gama, the representations and warranties of the Company and the Company Shareholders shall survive the Closing.

INDEMNITY

3.3 The Company and the Company Shareholders jointly and severally agree to indemnify and save harmless Gama from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Company and the Company Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company or the Company Shareholders to Gama hereunder.

                                    ARTICLE 4
                            COVENANTS OF THE COMPANY
                          AND THE COMPANY SHAREHOLDERS

COVENANTS

4.1 The Company and the Company Shareholders covenant and agree with Gama that they will:

     (a)  Conduct  of  Business.  Until  the  Closing,  conduct  the  Business
          ---------------------
          diligently and in the ordinary course consistent with the manner in which the Business generally has been operated up to the date of execution of this Agreement;

     (b)  Preservation of Business. Until the Closing, use their best efforts to
          ------------------------
          preserve the Business and the Company Assets and, without limitation, preserve for Gama the Company's relationships with their suppliers, customers and others having business relations with them;

     (c)  Access. Subject to the Confidentiality Agreement referenced in Section
          ------
          8.8 below, and until the Closing, give Gama and its representatives full access to all of the properties, books, contracts, commitments and records of the Company relating to the Company, the Business and the Company Assets, and furnish to Gama and its representatives all such information as they may reasonably request;

     (d)  Procure  Consents.  Until  the  Closing,  take  all  reasonable  steps
          -----------------
          required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Company Assets, including the Company Material Contracts, notwithstanding the change in control of the Company arising from the Merger;

     (e)  Reporting  and  Internal  Controls. From and after the Effective Time,
          ----------------------------------
          the Company shall forthwith take all required actions to implement internal controls on the Business of the Surviving Company to ensure that the Company complies with Section 13b(2) of the Securities and Exchange Act of 1934;

     (f)  Forward  Split and Name Change. Forthwith after the Closing, take such
          ------------------------------
          steps are required to cause the Gama Common Shares to be forward split on the basis of three new shares for each one old share and to change the name of Gama to "Bluebook International" or such similar name as may be acceptable to the board of directors of Gama

     (g)  Financial  Statements.  Take  all  such steps and actions necessary to
          ---------------------
          have  the  Company  Financial  Statements  delivered  at  Closing.

AUTHORIZATION

4.2 The Company agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting the Company to release any and all information in their possession respecting the Company to Gama. The Company shall execute and deliver to Gama any and all consents to the release of information and specific authorizations which Gama reasonably require to gain access to any and all such information.

SURVIVAL

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of Gama.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF GAMA,
                     GAMA MAJORITY SHAREHOLDER AND ACQUIRER

REPRESENTATIONS  AND  WARRANTIES

5.1 Gama, the Gama Majority Shareholder, and Acquirer, jointly and severally, represent and warrant in all material respects to the Company, with the intent that the Company will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

GAMA  -  CORPORATE  STATUS  AND  CAPACITY

     (a)  Incorporation.  Gama  is  a  corporation duly incorporated and validly
          -------------
          subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

     (b)  Carrying  on  Business.  Gama  and  Acquirer  carry on business in the
          ----------------------
          Province of British Columbia only and do not carry on any material business activity in any other jurisdiction. Gama and Acquirer have offices in Vancouver, British Columbia and in no other locations. The nature of the Business of Gama and Acquirer do not require either Gama or Acquirer to register or otherwise be qualified to carry on business in any other jurisdiction;

     (c)  Corporate  Capacity.  Gama  and  Acquirer  have  the  corporate power,
          -------------------
          capacity and authority to own the Gama Assets and to enter into and complete this Agreement;

     (d)  Reporting  Status;  Listing.  Gama is required to file current reports
          ---------------------------
          with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, the Gama Shares are quoted on the NASD "Bulletin Board", and all reports required to be filed by Gama with the SEC or NASD have been timely filed;

GAMA  -  CAPITALIZATION

     (e)  Authorized  Capital.  The  authorized  capital  of  Gama  consists  of
          -------------------
          30,000,000 Gama Common Shares, $0.0001 par value and 5,000,000 shares of preferred stock. $0.0001 par value, of which 8,411,137 Gama Common Shares and no shares of preferred stock are presently issued and outstanding;

     (f)  No  Option. No person, firm or corporation has any agreement or option
          ----------
          or any right capable of becoming an agreement or option for the acquisition of Gama Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Gama other than pursuant to the Subscription Agreements;

     (g)  Capacity.  Gama  has the full right, power and authority to enter into
          --------
          this Agreement on the terms and conditions contained herein;

ACQUIRER  CAPITALIZATION

     (h)  Authorized Capital. The authorized capital of Acquirer consists of 100
          ------------------
          shares of common stock, $0.01 par value, and no shares of preferred stock, of which one share of common stock is presently issued and outstanding;

     (i)  No  Option. No person, firm or corporation has any agreement or option
          ----------
          or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

     (j)  Capacity.  Acquirer  has  the full right, power and authority to enter
          --------
          into  this  Agreement  on  the  terms and conditions contained herein;

GAMA  -  RECORDS  AND  FINANCIAL  STATEMENTS

     (k)  Charter Documents. The charter documents of Gama and Acquirer have not
          -----------------
          been altered since the incorporation of each, respectively, except as filed in the record books of Gama or Acquirer, as the case may be;

     (l)  Gama  Financial  Statements.  The  Gama  Financial  Statements present
          ---------------------------
          fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Gama and Acquirer as of the respective dates thereof, and the sales and earnings of the Business of Gama during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

     (m)  Gama/Acquirer  Accounts Payable and Liabilities. There are no material
          -----------------------------------------------
          liabilities, contingent or otherwise, of Gama or Acquirer which are not disclosed in Schedule "L" hereto or reflected in the Gama Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Quarterly Gama Financial Statements, and neither Gama nor Acquirer has guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Gama and Acquirer are described in Schedule "L" hereto;

     (n)  Gama Accounts Receivable. All the Gama Accounts Receivable result from
          ------------------------
          bona fide business transactions and services actually rendered without, to the knowledge and belief of Gama, any claim by the obligor for set-off or counterclaim;

     (o)  Gama  Bank  Accounts.  All  of the Gama Bank Accounts, their location,
          --------------------
          numbers and the authorized signatories thereto are as set forth in Schedule "N" hereto;

     (p)  No  Debt  to Related Parties. Neither Gama nor Acquirer is now or will
          ----------------------------
          be at Closing, materially indebted to any director or officer or affiliate of Gama or Acquirer, or any family member thereof, save and except as disclosed in Schedule "L" hereto;

     (q)  No  Related Party Debt to Gama. No director or officer or affiliate of
          ------------------------------
          Gama is now indebted to or under any financial obligation to Gama on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

     (r)  No Dividends. No dividends or other distributions on any shares in the
          ------------
          capital of Gama have been made, declared or authorized since the date of Quarterly Gama Financial Statements;

     (s)  No  Payments.  No  payments  of  any kind have been made or authorized
          ------------
          since the date of Quarterly Gama Financial Statements to or on behalf of officers, directors, shareholders or employees of Gama or under any management agreements with Gama;

     (t)  No  Pension  Plans.  There  are  no  pension,  profit  sharing,  group
          ------------------
          insurance or similar plans or other deferred compensation plans affecting Gama;

     (u)  No  Adverse  Events.  Since  the  date of the Quarterly Gama Financial
          -------------------
          Statements

          (i) there has not been any material adverse change in the financial position or condition of Gama or Acquirer, their liabilities or the Gama Assets or any damage, loss or other change in circumstances materially affecting Gama or Acquirer, the Business of Gama or the Gama Assets or Gama's right to carry on the Business of Gama, other than changes in the ordinary course of business,

          (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Gama or Acquirer, the Business of Gama or the Gama Assets,

          (iii) there has not been any material increase in the compensation payable or to become payable by Gama to any of Gama's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

          (iv) the Business of Gama has been and continues to be carried on in the ordinary course,

          (v)  Gama  has  not waived or surrendered any right of material value,

          (vi) Gama has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

          (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

GAMA  -  INCOME  TAX  MATTERS

     (v)  Tax Returns. All tax returns and reports of Gama required by law to be
          -----------
          filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

     (w)  Current  Taxes.  Adequate  provisions have been made for taxes payable
          --------------
          for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Gama. Gama is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

GAMA  -  APPLICABLE  LAWS  AND  LEGAL  MATTERS

     (x)  Licenses.  Gama holds all licenses and permits as may be requisite for
          --------
          carrying on the Business of Gama in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Company Business;

     (y)  Applicable  Laws. Gama has not been charged with or received notice of
          ----------------
          breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Business of Gama, and to their knowledge, neither Gama nor Acquirer is in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Business of Gama;

     (z)  Pending  or  Threatened Litigation. There is no material litigation or
          ----------------------------------
          administrative or governmental proceeding or enquiry pending or threatened against or relating to Gama, the Business of Gama, or any of the Gama Assets nor does Gama have any knowledge of any deliberate act or omission of Gama that would form any material basis for any such action, proceeding or enquiry;

     (aa) No  Bankruptcy. Gama has not made any voluntary assignment or proposal
          --------------
          under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Gama and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Gama;

     (bb) Labour Matters. Gama is not party to any collective agreement relating
          --------------
          to the Business of Gama with any labour union or other association of employees and no part of the Business of Gama has been certified as a unit appropriate for collective bargaining or, to the knowledge of Gama, has made any attempt in that regard;

     (cc) Finder's  Fees.  Gama is not party to any agreement which provides for
          --------------
          the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

EXECUTION  AND  PERFORMANCE  OF  AGREEMENT

     (dd) Authorization  and  Enforceability. The execution and delivery of this
          ----------------------------------
          Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Gama and Acquirer;

     (ee) No  Violation  or  Breach.  The  execution  and  performance  of  this
          ----------------------
          Agreement  will  not

          (i) violate the charter documents of Gama or Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Gama or Acquirer is a party,

          (ii) give any person any right to terminate or cancel any agreement including, without limitation, the Gama Material Contracts, or any right or rights enjoyed by Gama,

          (iii) result in any alteration of Gama's obligations under any agreement to which Gama is party including, without limitation, the Gama Material Contracts,

          (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Gama Assets,

          (v) result in the imposition of any tax liability to Gama or Acquirer relating to the Gama Assets, or

          (vi) violate any court order or decree to which Gama or Acquirer is subject;

THE  GAMA  ASSETS  -  OWNERSHIP  AND  CONDITION

     (ff) Business  Assets.  The  Gama  Assets  comprise all of the property and
          ----------------
          assets of the Business of Gama, and no other person, firm or corporation owns any assets used by Gama in operating the Business of Gama, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "O" or "P" hereto;

     (gg) Title. Gama is the legal and beneficial owner of the Gama Assets, free
          -----
          and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "O" or "P" hereto;

     (hh) No  Option. No person, firm or corporation has any agreement or option
          ----------
          or a right capable of becoming an agreement for the purchase of any of the Gama Assets;

     (ii) Gama  Material  Contracts.  The  Gama  Material  Contracts  listed  in
          -------------------------
          Schedule  "P"  constitute  all  of  the  material  contracts  of Gama;

     (jj) No  Default. There has not been any default in any material obligation
          -----------
          of Gama or any other party to be performed under any of the Gama Material Contracts, each of which is in good standing and in full force and effect and unamended, and Gama is not aware of any default in the obligations of any other party to any of the Gama Material Contracts;

     (kk) No  Compensation  on Termination. There are no agreements, commitments
          --------------------------------
          or understandings relating to severance pay or separation allowances on termination of employment of any employee of Gama. Gama is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

GAMA  ASSETS  -  GAMA  EQUIPMENT

     (ll) Gama  Equipment.  The  Gama  Equipment has been maintained in a manner
          ---------------
          consistent  with  that  of  a  reasonably  prudent  owner;

GAMA  ASSETS  -  GAMA  GOODWILL  AND  OTHER  ASSETS

     (mm) Gama  Goodwill.  Gama  carries  on the Business of Gama only under the
          --------------
          name "Gama" and variations thereof and under no other business or trade names. Gama does not have any knowledge of infringement of any patent, trademarks, copyright or trade secret;

THE  BUSINESS  OF  GAMA

     (nn) Maintenance  of  Business.  Since  the  date  of  the  Gama  Financial
          -------------------------
          Statements, the Business of Gama has been carried on in the ordinary course and Gama has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

     (oo) Subsidiaries.  Except for Acquirer, Gama does not own any subsidiaries
          ------------
          and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

GAMA  -  ACQUISITION  SHARES

     (pp) Acquisition  Shares.  The  Acquisition  Shares  when  delivered to the
          -------------------
          Company Shareholders shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Gama, in all cases subject to the provisions and restrictions of all applicable securities laws.

NON-MERGER  AND  SURVIVAL

5.2 The representations and warranties of Gama, the Gama Majority Shareholder, and Acquirer contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Company or the Company Shareholders, the representations and warranties of Gama, Acquirer, and the Gama Majority Shareholder shall survive the Closing.

INDEMNITY

5.3 Gama, the Gama Majority Shareholder and Acquirer, jointly and severally, agree to indemnify and save harmless the Company and the Company Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Gama to defend any such claim), resulting from the breach by any of them of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Gama or Acquirer to the Company or the Company Shareholders hereunder.


                                    ARTICLE 6
                         COVENANTS OF GAMA AND ACQUIRER

COVENANTS

6.1     Gama  covenants  and  agrees  with  the  Company  that  it  will:

     (a)  Conduct  of  Business.  Until  the  Closing,  conduct  its  business
          ---------------------
          diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

     (b)  Preservation  of  Business. Until the Closing, use its best efforts to
          --------------------------
          preserve  its  business  and  assets;

     (c)  Access. Until the Closing, give the Company, the Company Shareholders,
          ------
          and their representatives full access to all of the properties, books, contracts, commitments and records of Gama, and furnish to the Company, the Company Shareholders, and their representatives all such information as they may reasonably request; and

     (d)  Procure  Consents.  Until  the  Closing,  take  all  reasonable  steps
          -----------------
          required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Gama Assets notwithstanding the change in control of the Company arising from the Merger.

AUTHORIZATION

6.2 Gama agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Gama to release any and all information in their possession respecting Gama to the Company. Gama shall promptly execute and deliver to the Company any and all consents to the release of information and specific authorizations which the Company reasonably require to gain access to any and all such information.

SURVIVAL

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of the Company and the Company Shareholders.

                                    ARTICLE 7
                              EMPLOYMENT AGREEMENTS

     At the Closing, the Company shall enter into the Employment Agreements with Mark A. Josipovich and Daniel T. Josipovich pursuant to which they will provide services to the Company. The Employment Agreements shall be substantially in the form attached hereto as Schedule "Q".


                                    ARTICLE 8
                              CONDITIONS PRECEDENT

CONDITIONS  PRECEDENT  IN  FAVOUR  OF  GAMA

8.1 Gama's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

     (g) all documents or copies of documents required to be executed and delivered to Gama hereunder will have been so executed and delivered;

     (h) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Company at or prior to the Closing will have been complied with or performed;

     (i) title to the Company Shares and Company Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

     (j)  the  Certificate  of  Merger  shall  be  executed  by  the  Company;

     (k)  subject  to  Article  9  hereof,  there  will  not  have  occurred

          (i) any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially and adversely affecting the Business of the Company or the Company Assets or the Company's right to carry on the Business of the Company, other than changes in the ordinary course of business, none of which has been materially adverse, or

          (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to the Company or the Business of the Company (whether or not covered by insurance) materially and adversely affecting the Company, the Business of the Company or the Company Assets;

     (l) the Escrow Agent (as that term is defined in the Subscription Agreements) shall have received duly executed Subscription Agreements for subscriptions pursuant to the Private Placement, in the aggregate, of not less than $2,000,000, shall have in its trust account not less than $1,000,000 and an assignment of the Promissory Note to Gama;

     (m) Gama's issued and outstanding common share capital shall be reduced to 2,011,137 Gama Shares by the return to treasury of 6,400,000 of the

          Gama Control Shares and Gama shall have received a release in form satisfactory to the Company from Andrew Hromyk in that regard;

     (n) the Company shall have delivered to Gama and the Gama Majority Shareholder the Company Financial Statements and the Company Financial Statements shall conform to the Draft Company Financial Statements in all material respects; and

     (o) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

WAIVER  BY  GAMA

8.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Gama and any such condition may be waived in whole or in part by Gama at or prior to Closing by delivering to the Company a written waiver to that effect signed by Gama. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Gama shall be released from all obligations under this Agreement.

CONDITIONS  PRECEDENT  IN  FAVOUR  OF  THE  COMPANY AND THE COMPANY SHAREHOLDERS

8.3 The obligation of the Company and the Company Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

     (a) all documents or copies of documents required to be executed and delivered to the Company hereunder will have been so executed and delivered;

     (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Gama at or prior to the Closing will have been complied with or performed;

     (c) Gama will have delivered the Acquisition Shares to the Company Shareholders at the Closing in accordance with Schedule "S" attached hereto and the Acquisition Shares will be registered on the books of Gama in the name of the Company Shareholders at the Effective Time;

     (d) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

     (e) the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Nevada Secretary of State.;

     (f)  subject  to  Article  9  hereof,  there  will  not  have  occurred

          (i) any material adverse change in the financial position or condition of Gama, its liabilities or Gama Assets or any damage, loss or other change in circumstances materially and adversely affecting Gama, the Business of Gama or Gama Assets or Gama's right to carry on the Business of Gama, other than changes in the ordinary course of business, none of which has been materially adverse, or

          (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Gama or the Business of Gama (whether or not covered by insurance) materially and adversely affecting Gama, the Business of Gama or Gama Assets;

     (g) the Escrow Agent (as that term is defined in the Subscription Agreements) shall have received duly executed Subscription Agreements for subscriptions pursuant to the Private Placement, in the aggregate, of not less than $2,000,000, shall have in its trust account not less than $1,000,000 and an assignment of the Promissory Note to Gama;

     (h) Gama's issued and outstanding common share capital shall be reduced to 2,011,137 Gama Shares by the return to treasury of 6,400,000 of the Gama Control Shares and Gama shall have received a release in form satisfactory to the Company from Andrew Hromyk in that regard; and

     (i) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

WAIVER  BY  COMPANY  AND  THE  COMPANY  SHAREHOLDERS

8.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Company and the Company Shareholders and any such condition may be waived in whole or in part by the Company or the Company Shareholders at or prior to the Closing by delivering to Gama a written waiver to that effect signed by the Company and the Company Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Company and the Company Shareholders shall be released from all obligations under this Agreement.

NATURE  OF  CONDITIONS  PRECEDENT

8.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article.

TERMINATION

8.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before October 5, 2001, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

CONFIDENTIALITY

8.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this

Agreement and all information and documents received from the Company and Gama and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Gama will be required to issue one or more news releases and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Gama's filings with the Securities and Exchange Commission.

8.8 Gama and the Gama Majority Shareholder shall execute, contemporaneously with this Agreement, the Confidentiality Agreement in substantially the same form as attached hereto as Schedule "T", in connection with all financial, technical and business information and documents of the Company.


                                    ARTICLE 9
                                      RISK

MATERIAL  CHANGE  IN  THE  BUSINESS  OF  THE  COMPANY

9.1 If any material loss or damage to the Business of the Company occurs prior to Closing and such loss or damage, in Gama's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Gama shall, within seven (7) days following any such loss or damage, by notice in writing to the Company, at its option, either:

     (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

     (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Gama's obligations to carry out the transactions contemplated hereby, be vested in the Company or otherwise adequately secured to the satisfaction of Gama on or before the Closing Date.

MATERIAL  CHANGE  IN  THE  BUSINESS  OF  GAMA

9.2 If any material loss or damage to the Business of Gama occurs prior to Closing and such loss or damage, in the Company's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, the Company shall, within seven (7) days following any such loss or damage, by notice in writing to Gama, at its option, either:

     (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

     (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to the Company's obligations to carry out the transactions contemplated hereby, be vested in Gama or otherwise adequately secured to the satisfaction of the Company on or before the Closing Date.

                                   ARTICLE 10
                                     CLOSING

CLOSING

10.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

DOCUMENTS  TO  BE  DELIVERED  BY  THE  COMPANY

10.2 On or before the Closing, the Company and the Company Shareholders will deliver or cause to be delivered to Gama:

     (a) the original or certified copies of the charter documents of the Company and all corporate records documents and instruments of the Company, the corporate seals of the Company and all books and accounts of the Company;

     (b) certificates representing the Company Shares, duly endorsed in blank in accordance with Schedule "S" attached hereto;

     (c) all reasonable consents or approvals required to be obtained by the Company and the Company for the purposes of completing the Merger and preserving and maintaining the interests of the Company under any and all Company Material Contracts and in relation to the Company Assets;

     (d) certified copies of such resolutions of the shareholder and director of the Company as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

     (e) an acknowledgement from the Company and the Company Shareholders of the satisfaction of the conditions precedent set forth in section 8.3 hereof;

     (f) the Employment Agreements, duly executed by the Company, Mark A. Josipovich and Daniel T. Josipovich;

     (g)  the  Certificate  of  Merger,  duly  executed  by  the  Company;

     (h)  the  Company  Financial  Statements;  and

     (i) such other documents as Gama may reasonably require to give effect to the terms and intention of this Agreement.

DOCUMENTS  TO  BE  DELIVERED  BY  GAMA

10.3 On or before the Closing, Gama shall deliver or cause to be delivered to the Company and the Company Shareholders:

     (a) share certificates representing the Acquisition Shares duly registered in the names of the Company Shareholders required in accordance with Schedule "S" hereto;

     (b) certified copies of such resolutions of the directors of Gama as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

     (c) a certified copy of a resolution of the directors of Gama dated as of the Closing Date appointing the nominees of the Company Shareholders as officers of the Company;

     (d) an undated resolution of the directors of Gama appointing the nominees of the Company Shareholders listed below in Article 11 to the board of directors of Gama;

     (e)  an  undated  resignation  of  Andrew  Hromyk  as  director  of  Gama;

     (f) an acknowledgement from Gama of the satisfaction of the conditions precedent set forth in section 8.1 hereof;

     (g) copies of the Subscription Agreements duly executed by the subscribers to the Private Placement together with evidence that the Escrow Agent (as that term is defined in the Subscription Agreements) has received into its trust account not less than $1,000,000 pursuant to the Subscription Agreements and an assignment of the Promissory Note;

     (h)  the  Certificate  of  Merger,  duly  executed  by  the  Company;  and

     (i) such other documents as the Company may reasonably require to give effect to the terms and intention of this Agreement.


                                   ARTICLE 11
                              POST-CLOSING MATTERS

     Forthwith after the Closing, Gama, the Company and the Company Shareholders agree to use all their best efforts to:

     (a) file the Certificate of Merger with Secretary of State of the State of Nevada;

     (b) Gama shall file with the Securities and Exchange Commission on Form 14f1 disclosing the change in control of Gama and shall, 10 days after such filing, date the resolutions appointing Mark A. Josipovich, Richard Dunham, Daniel T. Josipovich, Clinton L. Hubbard, Paul D. Sheriff and David Campatelli to the board of directors of Gama, and forthwith date and accept the resignation of Andrew Hromyk as director and officer of Gama;

     (c) file a Form D with the Securities and Exchange Commission in respect of the Private Placement (if required);

     (d) file Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement;

     (e) take such steps as are required to request the resignation of N.I. Cameron, Chartered Accountants, as auditors of the Company and to file a Form 8-K in respect thereof with the Securities and Exchange Commission;

     (f) file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Company Shareholders;

     (g) take such steps as are necessary to forthwith cause the Gama Common Shares to be forward split on the basis of three new shares for each one old share and to change the name of Gama to "Bluebook International" or such similar name as may be acceptable to the board of directors of Gama.


                                   ARTICLE 12
                               GENERAL PROVISIONS

ARBITRATION

12.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Los Angeles, California.


NOTICE

12.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

ADDRESSES  FOR  SERVICE

12.3 The address for service of notice of each of the parties hereto is as follows:

     (a)  Gama  or  the  Acquirer:

     Gama  Telecom  Inc.
     Suite  215,  2438  Marine  Drive
     West  Vancouver,  British  Columbia
     V7V  1L2

     Telecopier:  (604)  925-9956

     (b)     the  Company  or  the  Company  Shareholders

     The  Bluebook  International,  Inc.
     25422  Trabuco  Road  105-Y

     Lake  Forest,  CA  92630

     Telecopier:  (949)  461-0049


CHANGE  OF  ADDRESS

12.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

FURTHER  ASSURANCES

12.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

TIME  OF  THE  ESSENCE

12.6     Time  is  expressly  declared  to  be  the  essence  of this Agreement.

ENTIRE  AGREEMENT

12.7 The provisions contained herein constitute the entire agreement among the Company, the Company Shareholders and Gama respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company, the Company
Shareholders  and  Gama  with  respect  to  the  subject  matter  hereof.

ENUREMENT

12.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

ASSIGNMENT

12.9 This Agreement is not assignable without the prior written consent of the parties hereto.

COUNTERPARTS

12.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.


APPLICABLE  LAW

12.11     This  Agreement  is  subject  to  the  laws  of the State of Delaware.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                           GAMA  COMPUTER  CORPORATION


_________________________________          By: ________________________________
Witness                                        Andrew  Hromyk,  President
_________________________________
Name
_________________________________
Address
_________________________________


                                           BLUEBOOK  ACQUISITIONS  CORP.


_________________________________          By: ________________________________
Witness                                        Andrew  Hromyk,  President
_________________________________
Name
_________________________________
Address
_________________________________


                                           THE  BLUEBOOK  INTERNATIONAL,  INC.


_________________________________          By: ________________________________
Witness                                        Mark  A.  Josipovich,  President
_________________________________
Name
_________________________________
Address
_________________________________


_________________________________         ___________________________________
Witness                                   MARK  A.  JOSIPOVICH
_________________________________
Name
_________________________________
Address
_________________________________

_________________________________         ___________________________________
Witness                                   DANIEL  T.  JOSIPOVICH
_________________________________
Name
_________________________________
Address
_________________________________


_________________________________         ___________________________________
Witness                                   DANIEL  E.  JOSIPOVICH
_________________________________
Name
_________________________________
Address
_________________________________


_________________________________         ___________________________________
Witness                                   DOROTHY  E.  JOSIPOVICH
_________________________________
Name
_________________________________
Address



_________________________________         ___________________________________
Witness                                   ANDREW  HROMYK
_________________________________
Name
_________________________________
Address


This is Page 32 to the Agreement and Plan of Merger dated September 24, 2001 among Gama Computer Corporation, Bluebook Acquisitions Corp., The Bluebook International, Inc., Mark A. Josipovich, Daniel T. Josipovich, Daniel E. Josipovich, Dorothy E. Josipovich and Andrew Hromyk.